UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): September 6, 2005



                             PYR Energy Corporation
                  ---------------------------------------------
             (Exact name of registrant as specified in its charter)

          Maryland                     001-15511                  95-4580642
          --------                     ---------                  ----------
(State or other jurisdiction    (Commission File Number)        (IRS Employer
      of incorporation)                                      Identification No.)


                1675 Broadway, Suite 2450, Denver, Colorado 80202
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               (Address of principal executive offices) (Zip Code)

        Registrant's telephone number, including area code (303) 825-3748


                                 Not Applicable
                 ----------------------------------------------
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01  Other Events

     On July 29, 2005, PYR Energy Corporation (the "Company") filed a lawsuit in the U.S. District Court for the Eastern District of Texas, Beaumont Division against Samson Lone Star Limited Partnership ("Samson") and Samson's parent company, Samson Resources Corp. The Company alleged in its complaint that Samson, the operator of a producing gas well in Jefferson County, Texas named the Sun Fee No. 1 Sidetrack Well (the "Sun Fee Well"), has breached its obligations to the Company, which owns interests in the property on which the Sun Fee Well is located, by joining, without authorization, the Sun Fee Well into a unit with other properties in which the Company has no interest, many of which are non-productive. Samson has a large interest in these properties that Samson has joined into the unit. Pursuant to Samson's proposed pooling configuration, the Company's working and overriding royalty interests in the Sun Fee Well would be reduced substantially. The Company believes that Samson has no legal or contractual right to reduce the Company's interests in this manner. The Company is seeking monetary damages for all payments due and owing to the Company based on the proper, undiluted interests in the property.

     Samson has also informed the Company that Samson has terminated royalty and other payments on production from the Sun Fee Well to the Company. The Company has given notice to Samson of the Company's exercise of its right to take-in-kind the Company's share of production from the Sun Fee Well. The Company believes that exercise of its right to take-in-kind is pursuant to Texas law and is consistent with the terms of the operating agreement concerning the Sun Fee Well, which will allow the Company to receive the future production revenue attributable to its interests. In addition, the Company plans to continue to pursue its rights with all appropriate legal action to either be paid its revenues relative to the Sun Fee Well production or receive its production in kind.

     On August 22, 2005, Samson filed a lawsuit in the District Court for Jefferson County, Texas, 58th Judicial District against the Company, claiming that Samson has the right to serve as operator to drill and operate on the property to the east of the Sun Fee Well, which is located on property in which the Company owns a majority interest. The Company holds an 100% interest in oil and gas leases that comprise 75% of the approximately 400-acre parcel on which it is planning to drill a gas well to the same reservoir from which the Sun Fee Well produces. In June 2005, the Company notified Samson of its intention to drill a well on this property and offered Samson the opportunity to participate in the well. Samson elected to participate in the well and demanded to be allowed to operate the well. Upon the Company's initial preparation of the drill site, which began in August 2005, Samson filed a lawsuit seeking a judicial declaration of Samson's exclusive right to operate the well and injunctive relief enjoining the Company from continuing its drilling operations or serving as operator.

     The Company will continue to vigorously pursue and defend its rights with respect to the foregoing litigations. The Company intends to continue to move forward with construction of the potential drill site and to drill the well in order to protect its interests in the underlying leases until such time as the issue is fully adjudicated.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Date:  September 6, 2005                      PYR ENERGY CORPORATION



                                              By: /s/ D. Scott Singdahlsen
                                              ----------------------------
                                              D. Scott Singdahlsen
                                              Chief Executive Officer and
                                              President